Graphic Packaging Holding Company Reports Strong First Quarter 2023 Financial Results
Raises Full Year 2023 Adjusted EBITDA Guidance Midpoint to $1.9 Billion

Q1 2023 Highlights
•Net Sales were $2,438 million, an increase of 9% versus the prior year quarter.
•Net Organic Sales increased 1% versus the prior year quarter.
•Net Income was $207 million, an increase of 93% versus the prior year quarter.
•Adjusted EBITDA was $484 million, an increase of 38% versus the prior year quarter.
•Earnings per Diluted Share were $0.67, an increase of 91% versus the prior year quarter.
•Adjusted Earnings per Diluted Share were $0.77, an increase of 60% versus the prior year quarter.
•Net leverage was 3.1x versus 3.2x at year-end 2022.
•Full-year 2023 Adjusted EBITDA guidance increased by $100 million to $1.9 billion at the midpoint of the guidance range.

ATLANTA, May 2, 2023 – Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading fiber-based consumer packaging company, today reported results for the first quarter of 2023.

Net Income for first quarter 2023 was $207 million, or $0.67 per share, based upon 309.7 million weighted average diluted shares. This compares to first quarter 2022 Net Income of $107 million, or $0.35 per share, based upon 309.7 million weighted average diluted shares.

The first quarters of 2023 and 2022 were impacted by a net $14 million and a net $25 million of special charges, respectively. When adjusting for special charges and amortization of purchased intangibles, Adjusted Net Income for the first quarter of 2023 was $237 million, or $0.77 per diluted share. This compares to first quarter 2022 Adjusted Net Income of $149 million, or $0.48 per diluted share.
Michael Doss, the Company’s President and CEO said, “During the first quarter, our global team continued to advance our proven strategy of running a different race to deliver strong results for our customers and our shareholders. We drove continued net organic sales growth and positioned the business to further capitalize on the growing consumer preference for renewable and recyclable, fiber-based packaging.

“Significant investments in our business continue to result in quality and production cost advantages. During the quarter our newest coated recycled paperboard machine in Kalamazoo exceeded quality, yield and financial expectations. We also began construction on the recently announced state-of-the-art mill in Waco, Texas to further advance our leadership in fiber-based consumer packaging.

“Brands and manufacturers recognize the consumer preference for more sustainable packaging and are making investments to meet that demand. We are pleased to announce that Chick-fil-A is launching our new, highly insulated, double-wall fiber-based cups as a potential long-term solution for their beverage program.

“Confidence in the stability of our business, coupled with our team’s unwavering focus on innovation and delivering quality and service to customers, is providing a path to an improved outlook for the full year. As such, we are raising our 2023 Adjusted EBITDA guidance and remain on track to achieve our enhanced Vision 2025 financial goals.”

Operating Results
Net Sales
Net Sales increased 9% to $2,438 million in the first quarter of 2023, compared to $2,245 million in the prior year period. The $193 million increase was driven by $236 million of positive pricing, partially offset by $4 million of unfavorable volume/mix and $39 million of foreign exchange impact.

EBITDA
EBITDA for the first quarter of 2023 was $469 million, $134 million higher than the first quarter of 2022. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $484 million in the first quarter of 2023 versus $350 million in the first quarter of 2022. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2023 was positively impacted by $236 million in pricing and $10 million in net performance. This was partially offset by $2 million in unfavorable volume/mix, $54 million of commodity input cost inflation, $40 million in labor, benefits and other inflation and $16 million of foreign exchange impact.

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $265 million during the first quarter of 2023 to $5,548 million compared to the fourth quarter of 2022. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $302 million during the first quarter of 2023 to $5,435 million compared to the fourth quarter of 2022. The Company returned $59 million in total capital to stockholders, including $31 million in dividend payments and $28 million via share repurchases, in the first quarter of 2023. The Company's first quarter 2023 Net Leverage Ratio was 3.1x Adjusted EBITDA compared to 3.2x at the end of 2022.

At March 31, 2023, the Company had available liquidity of $1,237 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $58 million in the first quarter of 2023, higher when compared to $42 million reported in the first quarter of 2022 due to higher interest rates.

Capital expenditures for the first quarter of 2023 were $196 million, lower when compared to $223 million in the first quarter of 2022.

First quarter 2023 Income Tax Expense was $64 million, up from $46 million in the first quarter of 2022.

2023 Annual Guidance
The Company is raising its Adjusted EBITDA guidance by $100 million, to $1.9 billion at the midpoint of the range, and updating other guidance metrics as a result. The Company’s updated fiscal 2023 annual guidance is as follows:
•Net Sales are expected to be approximately $10 billion.
•Adjusted EBITDA is expected to be between $1.8 and $2.0 billion.
•Adjusted Cash Flow is expected to be between $600 and $800 million.
•Net Leverage Ratio at year-end is expected to be at or below 2.5x Adjusted EBITDA.
•Adjusted Earnings per Diluted Share (Excluding Amortization of Purchased Intangibles) is expected to be between $2.70 and $3.10.

Non-GAAP Reconciliation
Please note that a tabular reconciliation of Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS (Excluding Amortization of Purchased Intangibles), Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (May 2, 2023) to discuss the results of first quarter 2023. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 073165 and dialing:
•833-470-1428 from the United States,
•833-950-0062 from Canada, and
•929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to updated 2023 Adjusted EBITDA, Net Sales, Adjusted Cash Flow, Net Leverage Ratio and Adjusted Earning per Diluted Share guidance, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2023	2022
Net Sales	$2,438	$2,245
Cost of Sales	1,878	1,858
Selling, General and Administrative	197	181
Other Expense (Income), Net	18	(2)
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	15	15
Income from Operations	330	193
Nonoperating Pension and Postretirement Benefit (Expense) Income	(1)	2
Interest Expense, Net	(58)	(42)
Income before Income Taxes	271	153
Income Tax Expense	(64)	(46)
Net Income	207	107

Net Income Per Share — Basic	$0.67	$0.35
Net Income Per Share — Diluted	$0.67	$0.35

Weighted Average Number of Shares Outstanding - Basic	308.6	308.8
Weighted Average Number of Shares Outstanding - Diluted	309.7	309.7

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2023	December 31, 2022

ASSETS

Current Assets:
Cash and Cash Equivalents	$113	$150
Receivables, Net	915	879
Inventories, Net	1,700	1,606
Other Current Assets	84	71
Total Current Assets	2,812	2,706
Property, Plant and Equipment, Net	4,678	4,579
Goodwill	2,053	1,979
Intangible Assets, Net	710	717
Other Assets	346	347
Total Assets	$10,599	$10,328

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$57	$53
Accounts Payable	1,009	1,123
Other Accrued Liabilities	669	757
Total Current Liabilities	1,735	1,933
Long-Term Debt	5,463	5,200
Deferred Income Tax Liabilities	697	668
Other Noncurrent Liabilities	394	377

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 307,187,962 and 307,116,089 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	3	3
Capital in Excess of Par Value	2,040	2,054
Retained Earnings	623	469
Accumulated Other Comprehensive Loss	(358)	(377)
Total Graphic Packaging Holding Company Shareholders' Equity	2,308	2,149
Noncontrolling Interest	2	1
Total Equity	2,310	2,150
Total Liabilities and Shareholders' Equity	$10,599	$10,328

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$207	$107
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	139	139
Deferred Income Taxes	30	17
Amount of Postretirement Expense Greater (Less) Than Funding	1	(5)
Impairment Charges related to Divestiture	4	—
Other, Net	16	—
Changes in Operating Assets and Liabilities	(337)	(240)
Net Cash Provided by Operating Activities	60	18

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(189)	(221)
Packaging Machinery Spending	(7)	(2)
Acquisition of Businesses, Net of Cash Acquired	(100)	—
Beneficial Interest on Sold Receivables	30	31
Beneficial Interest Obtained in Exchange for Proceeds	(6)	(2)
Other, Net	(1)	(1)
Net Cash Used in Investing Activities	(273)	(195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(28)	—
Payments on Debt	(5)	(3)
Borrowings under Revolving Credit Facilities	1,832	1,972
Payments on Revolving Credit Facilities	(1,569)	(1,812)
Repurchase of Common Stock related to Share-Based Payments	(20)	(17)
Dividends and Distributions Paid to GPIP Partner	(31)	(23)
Other, Net	(2)	2
Net Cash Provided by Financing Activities	177	119
Effect of Exchange Rate Changes on Cash	1	(3)
Net Decrease in Cash and Cash Equivalents	(35)	(61)
Cash and Cash Equivalents at Beginning of Period (includes $5 million classified as held for sale as of December 31, 2022)	155	172
Cash and Cash Equivalents at End of Period (includes $7 million classified as held for sale as of March 31, 2023)	$120	$111

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2023	2022
Net Income	$207	$107
Add (Subtract):
Income Tax Expense	64	46
Interest Expense, Net	58	42
Depreciation and Amortization	140	140
EBITDA	$469	$335
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	15	15
Adjusted EBITDA	$484	$350

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	19.9%	15.6%

Net Income	$207	$107
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	15	15
Accelerated Depreciation Related to Shutdown	2	4
Tax Impact of Business Combinations, Shutdown and Other Special Charges and Exit Activities, Net, Accelerated Depreciation and Other Tax Items	(3)	6
Amortization Related to Purchased Intangible Assets, Net of Tax	16	17
Adjusted Net Income (a)	$237	$149

Adjusted Earnings Per Share - Basic (a)	$0.77	$0.48
Adjusted Earnings Per Share - Diluted (a)	$0.77	$0.48
(a) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2023	2022	2022
Net Income	$622	$257	$522
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	4	—
Income Tax Expense	212	102	194
Equity Income of Unconsolidated Entity	—	(1)	—
Interest Expense, Net	213	135	197
Depreciation and Amortization	556	516	556
EBITDA	1,603	1,013	1,469
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	131	153	131
Adjusted EBITDA	$1,734	$1,166	$1,600

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2023	2022	2022
Short-Term Debt and Current Portion of Long-Term Debt	$57	$286	$53
Long-Term Debt (a)	5,491	5,681	5,230
Less:
Cash and Cash Equivalents	(113)	(111)	(150)
Total Net Debt	$5,435	$5,856	$5,133

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.13	5.02	3.21
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2023	2022
Net Cash Provided by Operating Activities	$60	$18
Net Cash Receipts from Receivables Sold included in Investing Activities	24	29
Cash Payments Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	1	14
Adjusted Net Cash Provided by Operating Activities	$85	$61
Capital Spending	(196)	(223)
Adjusted Cash Flow	$(111)	$(162)

Calculation of Net Organic Sales Growth:	Three Months Ended
	March 31,
In millions	2023	2022
Net Sales	$2,438	$2,245
Open Market Paperboard Sales (Paperboard Mills Segment)	(316)	(296)
Impact of Pricing (a)	(196)	—
Impact of Foreign Exchange (b)	38	—
Net Organic Sales	$1,964	$1,949
Net Organic Sales Growth	0.8%
(a) Represents pricing from converting sales, including price recovery from acquisitions.
(b) Impact of Foreign Exchange is measured as the increase or decrease in sales for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.